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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Community Shores Bank Corporation on Form S-8 (Registration Nos.333-89655 and 333-107675) of our report dated March 3, 2005 on the 2004 consolidated financial statements of Community Shores Bank Corporation, which report is included in the 2004 Annual Report on Form 10-KSB of Community Shores Bank Corporation.

                                             /s/ Crowe Chizek and Company LLC

Grand Rapids, Michigan
March 24, 2005